UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2021

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2021, Ecolab Inc., a Delaware corporation (“Ecolab” or the “Company”), announced that Daniel J. Schmechel will retire from his position as Ecolab’s Chief Financial Officer effective December 31, 2021. He will remain with Ecolab through a transition period and retire from the Company in mid-year 2022. Mr. Schmechel joined Ecolab in 1995 and has been Chief Financial Officer since October 2012.

On November 18, 2021, Ecolab also announced that Scott D. Kirkland has been appointed to the position of Chief Financial Officer effective January 1, 2022, succeeding Mr. Schmechel. Mr. Kirkland, age 48, has been with Ecolab since 2005 and is currently Senior Vice President and Corporate Controller, a position he has held since June 2019. Prior to that, he served as Senior Vice President of Finance for Ecolab’s former Energy segment, vice president of Finance for Global Institutional, vice president of corporate planning and analysis, vice president of Finance for Asia Pacific and Latin America, and Controller for Textile Care in North America.

Upon assuming his new position, Mr. Kirkland will receive a base salary with an annualized amount of $600,000, and he will be eligible to receive an annual cash incentive award with a target award opportunity of 75% of his base salary. He will also be eligible to receive an annual long-term incentive award valued at $1,750,000 when the Company next grants such awards, with 50% of the award’s value granted in the form of performance-based restricted stock units and 50% in the form of a nonqualified stock option in accordance with the Company’s practice for structuring such awards. He will also continue to participate in Ecolab’s other regular compensation arrangements for executive officers. Additional information about Ecolab’s executive compensation program can be found in its 2021 proxy statement.

There is no transaction between Mr. Kirkland (or his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

A copy of the news release issued by the Company on November 18, 2021 to announce the Chief Financial Officer succession is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description	Method of Filing

(99.1)	Ecolab Inc. News Release dated November 18, 2021.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 18, 2021	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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